UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 Current Report


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



        Date of Report (date of earliest event reported): March 21, 2006



                      MIDAMERICAN ENERGY HOLDINGS COMPANY
             (Exact name of registrant as specified in its charter)



      Iowa                              1-14881                    94-2213782
--------------------               -----------------------        -------------
(State or other jurisdiction of    (Commission File Number)      (IRS Employer
  incorporation)                                             Identification No.)

                    666 Grand Avenue, Des Moines, Iowa     50309
                    ----------------------------------     -----
              (Address of principal executive offices)   (Zip Code)

       Registrant's telephone number, including area code: (515) 242-4300
                                                           --------------

                                       N/A
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

     As previously disclosed by MidAmerican Energy Holdings Company (the "Company"), on May 23, 2005, the Company entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") with Scottish Power plc ("Scottish Power") and its wholly-owned subsidiary, PacifiCorp Holdings, Inc. ("PHI"), pursuant to which the Company agreed to acquire 100% of the common stock of PHI's direct subsidiary, PacifiCorp, for a cash purchase price of approximately $5.1 billion (the "PacifiCorp Acquisition"). The Company previously filed a copy of the Stock Purchase Agreement as an exhibit to its Form 8-K, dated May 24, 2005.

     On March 17, 2006, the Company disclosed that it expected at such time to enter into an amendment to the Stock Purchase Agreement. On May 21, 2006, the Company, Scottish Power and PHI entered into an amendment (the "SPA Amendment") to the Stock Purchase Agreement, pursuant to which, among other things, Scottish Power and PHI agreed to reduce the dividends that they are contractually permitted to receive from PacifiCorp during the three month period ended March 31, 2006 by approximately $33 million, and the Company agreed to, among other things, limit the representations, warranties, covenants and indemnities of PacifiCorp and PHI that will survive the closing of the PacifiCorp Acquisition to those relating to PacifiCorp's common stock, PHI's authority relative to the Stock Purchase Agreement, environmental matters, taxes and certain employee benefit matters. The SPA Amendment became effective upon the consummation of the PacifiCorp Acquisition on March 21, 2006.

     The foregoing discussion of the SPA Amendment is qualified in its entirety by reference to the SPA Amendment, a copy of which is filed herewith as Exhibit
10.1 and is incorporated into this Item 1.01 by reference.

Item 2.01  Completion of Acquisition or Disposition of Assets.

     The discussion in Item 1.01 of this Form 8-K is incorporated into this Item
2.01 by reference.

     On March 21, 2006, pursuant to the Stock Purchase Agreement, as amended by the SPA Amendment, the Company, through its wholly-owned subsidiary, PPW Holdings LLC (as successor-in-interest to the Company), purchased from PHI all of the outstanding common stock of PacifiCorp for a cash purchase price of approximately $5.1 billion. The indebtedness and preferred stock of PacifiCorp, which aggregated approximately $4.3 billion at December 31, 2005, remain outstanding. PacifiCorp is a regulated electric utility company serving approximately 1.6 million customers in six Western states.

     As previously disclosed by the Company, in connection with the PacifiCorp Acquisition, Berkshire Hathaway Inc. ("Berkshire Hathaway"), the Company's majority shareholder, invested approximately $5.07 billion and certain other of the Company's existing shareholders and related companies invested approximately $35.5 million in the Company's common stock in order to provide equity funding for that acquisition (the "New Equity Investment"). The New Equity Investment was consummated immediately prior to the consummation of the PacifiCorp Acquisition on March 21, 2006. Berkshire Hathaway has granted the Company the right to repurchase up to $1.7 billion of the Company's common stock issued to Berkshire Hathaway as part of the New Equity Investment at any time prior to June 30, 2006 at the same price at which such stock was issued.

Item 9.01  Financial Statements and Exhibits.

           (a)  Financial statements of business acquired.

           The financial statements required by paragraph (a) of Item 9.01 of Form 8-K are not included herein and, pursuant to paragraph
           (a)(4) of such Item 9.01, such financial statements will be filed by the Company not later June 6, 2006 by amendment to this Form 8-K.

           (b)  Pro forma financial information.

           The pro forma financial information required by paragraph (b) of
           Item 9.01 of Form 8-K is not included herein and, pursuant to paragraph (b)(2) of such Item 9.01, such pro forma financial information will be filed by the Company not later than June 6, 2006 by amendment to this Form 8-K.

           (d)  Exhibits

                 Exhibit
                 Number                             Description
                 ------                             -----------

                  10.1 Amendment No. 1 to Stock Purchase Agreement, dated as of March 21, 2006, by and among Scottish Power plc, PacifiCorp Holdings, Inc. and PPW Holdings LLC (as successor-in-interest to the Company)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  March 21, 2006                       MIDAMERICAN ENERGY HOLDINGS COMPANY



                                            By: /s/ Douglas L. Anderson
                                               ------------------------------
                                                 Name:  Douglas L. Anderson
                                                 Title: Senior Vice President

                                  EXHIBIT INDEX

                 Exhibit
                 Number                             Description
                 ------                             -----------

                  10.1 Amendment No. 1 to Stock Purchase Agreement, dated as of March 21, 2006, by and among Scottish Power plc, PacifiCorp Holdings, Inc. and PPW Holdings LLC (as successor-in-interest to the Company)